Exhibit 3(nn)

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:
     “STRATOS MOBILE NETWORKS (USA), L.L.C.”, A DELAWARE LIMITED LIABILITY COMPANY,
     WITH AND INTO “STRATOS MOBILE NETWORKS, INC.” UNDER THE NAME OF “STRATOS MOBILE NETWORKS, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2002, AT 9 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State
2221725 8100M	AUTHENTICATION: 1638680

020137129	DATE: 02-28-02

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
STRATOS MOBILE NETWORKS (USA), L.L.C.
(a Delaware Limited Liability Company)
INTO
STRATOS MOBILE NETWORKS, INC.
(a Delaware Corporation)
     Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executes the following Certificate of Merger:
     FIRST: The name of the surviving corporation is Stratos Mobile Networks, Inc., a corporation formed under the laws of the State of Delaware (“SMN”), and the name of the limited liability company being merged into this surviving corporation is Stratos Mobile Networks (USA), L.L.C., a limited liability company formed under the laws of the State of Delaware (“SMNLLC”).
     SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by SMN and SMNLLC.
     THIRD: The name of the surviving corporation is Stratos Mobile Networks, Inc.
     FOURTH: The merger is to become effective on February 28, 2002.
     FIFTH: The Agreement of Merger is on file at 6901 Rockledge Drive, Suite 900, W. Bethesda, MD 20817, the place of business of the surviving corporation.
     SIXTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.
     SEVENTH: The Certificate of Incorporation of SMN shall be the Certificate of Incorporation of the surviving corporation.
     IN WITNESS WHEREOF, SMN has caused this certificate to be signed by an authorized officer, the 28th day of February, 2002.

STRATOS MOBILE NETWORKS, INC.

By: /s/ Carmen Lloyd

Authorized Person
Name: Carmen Lloyd
Title: President

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/28/2002
020137129 — 2221725

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
STRATOS MOBILE NETWORKS (USA), L.L.C.
(a Delaware Limited Liability Company)
INTO
STRATOS MOBILE NETWORKS, INC.
(a Delaware Corporation)
     Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executes the following Certificate of Merger:
     FIRST: The name of the surviving corporation is Stratos Mobile Networks, Inc., a corporation formed under the laws of the State of Delaware (“SMN”), and the name of the limited liability company being merged into this surviving corporation is Stratos Mobile Networks (USA), L.L.C., a limited liability company formed under the laws of the State of Delaware (“SMNLLC”).
     SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by SMN and SMNLLC.
     THIRD: The name of the surviving corporation is Stratos Mobile Networks, Inc.
     FOURTH: The merger is to become effective on February 28, 2002.
     FIFTH: The Agreement of Merger is on file at 6901 Rockledge Drive, Suite 900, W. Bethesda, MD 20817, the place of business of the surviving corporation.
     SIXTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.
     SEVENTH: The Certificate of Incorporation of SMN shall be the Certificate of Incorporation of the surviving corporation.
     IN WITNESS WHEREOF, SMN has caused this certificate to be signed by an authorized officer, the 28th day of February, 2002.

STRATOS MOBILE NETWORKS, INC.

By: /s/ Cormen Lloyd

Authorized Person
Name: Cormen Lloyd
Title: President

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:
     “TII AERONAUTICAL CORPORATION”, A DELAWARE CORPORATION,
     WITH AND INTO “IDB MOBILE COMMUNICATIONS, INC.” UNDER THE NAME OF “STRATOS MOBILE NETWORKS, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2001, AT 9 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State
2221725 8100M	AUTHENTICATION: 1539469

010677547	DATE: 01-04-02

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/31/2001
010677547 — 2221725
CERTIFICATE OF OWNERSHIP AND MERGER
OF
TII AERONAUTICAL CORPORATION
(a Delaware corporation)
into
IDB MOBILE COMMUNICATIONS, INC.
(a Delaware corporation)
It is hereby certified that:
1. TII Aeronautical Corporation (hereinafter called the “Corporation”) is a corporation of the State of Delaware.
2. The Corporation, as the owner of all of the outstanding shares of common stock of IDB Mobile Communications, Inc., a corporation of the State of Delaware (“IDBM”), hereby merges itself with and into IDBM.
3. The following is a copy of the resolutions adopted as of the 31st day of December, 2001, by the Board of Directors of the Corporation to merge the Corporation into IDBM:
WHEREAS, the Corporation owns all of the issued and outstanding capital stock of IDB Mobile Communications, Inc., a Delaware corporation (“IDBM”); and
WHEREAS, the Board of Directors of the Corporation deems it advisable and in the best interests of the Corporation that the Corporation be merged with and into IDBM, with IDBM being the surviving corporation, effective as of December 31, 2001, pursuant to Section 253 of the Delaware General Corporation Law;
NOW THEREFORE, BE IT RESOLVED that this Corporation be merged into IDBM pursuant to the laws of the State of Delaware as hereinafter provided, so that the separate existence of this Corporation shall cease as soon as the merger shall become effective, and thereupon this Corporation and IDBM will become a single corporation, which shall continue to exist under, and be governed by, the laws of the State of Delaware.
RESOLVED that the terms and conditions of the proposed merger are as follows:
(a) From and after the effective time of the merger, all of the estate, property, rights, privileges, powers, and franchises of this Corporation shall become vested in and be held by IDBM as fully and entirely and without change or diminution as the same were before held and enjoyed by this Corporation, and IDBM shall assume all of the obligations of this Corporation.
(b) No pro rata issuance of the shares of stock of IDBM which are owned by this Corporation immediately prior to the effective time of the merger shall be made, and such shares shall be surrendered and extinguished.

(c) After the effective time of the merger, each holder of record of any outstanding certificate or certificates theretofore representing common stock of this Corporation may surrender the same to IDBM at its affiliate’s office at 6901 Rockledge Drive, Suite 900, W. Bethesda, MD 20817 and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing an equal number of shares of common stock of IDBM. Until so surrendered, each outstanding certificate which prior to the effective time of the merger represented one or more shares of common stock of this Corporation shall be deemed for all corporate purposes to evidence ownership of an equal number of shares of common stock of IDBM.
(d) From and after the effective time of the merger, the Certificate of Incorporation and the By-Laws of IDBM shall be the Certificate of Incorporation and the By-Laws of this Corporation as in effect immediately prior to such effective time, except that article 1 of the Certificate of Incorporation, relating to the name of the Corporation, is hereby amended and changed so as to read as follows at the effective time of the merger:
The name of the Corporation shall be “Stratos Mobile Networks, Inc.”
and said Certificate of Incorporation as herein amended and changed shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the Delaware General Corporation Law.
(e) From and after the effective time of the merger, the members of the Board of Directors and officers of IDBM shall be the members of the Board of Directors and the corresponding officers of this Corporation immediately before the effective time of the merger.
(f) From and after the effective time of the merger, the assets and liabilities of this Corporation and of IDBM shall be entered on the books of IDBM at the amounts at which they shall be carried at such time on the respective books of this Corporation and of IDBM, subject to such inter-corporate adjustments or eliminations, if any, as may be required to give effect to the merger; and, subject to such action as may be taken by the Board of Directors of IDBM, in accordance with generally accepted accounting principles, the capital and surplus of IDBM shall be equal to the capital and surplus of this Corporation and of IDBM.
RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be December 31, 2001.
RESOLVED, that the Board hereby intends these resolutions to constitute a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.
RESOLVED, that the Board hereby intends the merger to constitute a foreign merger within the meaning of Subsections 87(8) and 87(8.1) of the Income Tax Act of Canada.

4. The proposed merger therein certified has been approved in writing by the holders of all of the outstanding stock entitled to vote of the Corporation in accordance with the provisions of Section 228 of the Delaware General Corporation Law.
The effective time of the Certificate of Ownership and Merger, and the time when the merger therein certified shall become effective, shall be December 31, 2001.

Executed as of December 31, 2001

TII Aeronautical Corporation

By: /s/ Carmen Lloyd
Name: Carmen Lloyd
Title: President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED
OFFICE AND REGISTERED AGENT
OF
IDB MOBILE COMMUNICATIONS, INC.
     The Board of Directors of:
IDB MOBILE COMMUNICATIONS, INC.
a Corporation of the State of Delaware, on this twelfth day of July, A.D. 2000, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:
1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.
     The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is: CORPORATION SERVICE COMPANY.
IDB MOBILE COMMUNICATIONS, INC.
a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.
     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by John J. Ciardullo      , this Twelfth day of July A.D. 2000.

STATE OF DELAWARE	/s/ John J. Ciardullo
SECRETARY OF STATE DIVISION OF CORPORATIONS	John J. Ciardullo, Asst. Secretary
FILED 09:00 AM 07/13/2000
001355120 — 2221725

State of Delaware

Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE Of AMENDMENT OF “IDB MOBILE COMMUNICATIONS, INC.,” FILED IN THIS OFFICE OF THE TWENTIETH DAY OF MARCH, A. D. 2000, AT 9 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Edward J. Freel Edward J. Freel, Secretary of State
2221725 8100	AUTHENTICATION: 0325846

001139766	DATE: 03-20-00

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 PM 03/20/2000
001139766 — 2221725
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
IDB MOBILE COMMUNICATIONS, INC.
      IDB Mobile Communications, Inc., (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
     FIRST: That the date of filing of the Corporation’s original Certificate of Incorporation with the Delaware Secretary of State was February 9,1990.
     SECOND: That the Board of Directors of the Corporation by unanimous written consent, adopted resolutions proposing and declaring advisable the following amendments to the Corporation’s Certificate of Incorporation and that such amendments were approved by unanimous written consent of the stockholders of the Corporation:
     RESOLVED, that the Certificate of Incorporation is hereby amended by deleting in its entirety Subsection (b) of Article FOURTH thereof, and by substituting in lieu of said Subsection the following new Subsection (b) of Article FOURTH:
“(b) Voting. Each issued and outstanding share of Class A Common Stock and of Class B Common Stock shall entitle the holder thereof to one vote.”
     RESOLVED, that the Certificate of Incorporation is further amended by deleting in its entirety Subsection (c) of Article FOURTH.
     RESOLVED, that the Certificate of Incorporation is further amended by deleting in its entirety Article SEVENTH thereof, and by substituting in lieu of said Article the following new Article SEVENTH:
     “SEVENTH: The business, property and affairs of the Corporation Shall be managed by or under the direction of the Board of Directors. Elections of directors need not be by written ballot unless the By-laws of the Corporation so provide. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered
     (a) to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law mark by the Board of Directors;

     (b) subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as the Board of Directors may deem best; and
     (c) in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation; subject nevertheless, to the provisions of said laws, of the Certificate of Incorporation of the Corporation as from time to time amended, and of its Bylaws.”
     THIRD: That the Certificate of Amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware.
Dated: July 1, 1999

IDB Mobile Communications, lnc.

/s/ F. Derek Woods
Name: F. Derek Woods
Title: President

State of Delaware

Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “IDB AERONAUTICAL COMMUNICATIONS, INC.”, CHANGING ITS NAME FROM “IDB AERONAUTICAL COMMUNICATIONS, INC.” TO “IDB MOBILE COMMUNICATIONS, INC.”, FILED IN THIS OFFICE ON THE FIRST DAY OF APRIL, A.D. 1993, AT 4:30 O’CLOCK P.M.

/s/ Edward J. Freel Edward J. Freel Secretary of State
2221725 8100	AUTHENTICATION 8230303

960360586	DATE: 12-10-96

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 04/111/1933
723091134 — 2221725
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
IDB AERONAUTICAL COMMUNICATION, INC.
           IDB Aeronautical Communication, Inc. (the “corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
          FIRST: That the date of filing of the Corporation’s original Certificate of Incorporation with the Delaware Secretary of State was February 9, 1990.
          SECOND: That the Board of Directors of the Corporation by unanimous written consent adopted resolutions proposing and declaring advisable the following amendment to the Corporation’s Certificate of Incorporation and that such amendment was approved by unanimous written consent of the stockholders of the Corporation:
     RESOLVED, that the text of Article First of the Certificate of Incorporation be amended in its entirety to read as follows;
     “FIRST: The name of the Corporation in IDB Mobile Communications, Inc.”
             THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation law of the State of Delaware.
            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested by its Assistant Secretary this 31 day of March, 1993.

IDB AERONAUTICAL COMMUNICATIONS, INC.
a Delaware Corporation

By: /s/ [ILLEGIBLE]
President

ATTEST:

/s/ [ILLEGIBLE]
Secretary

State of Delaware

Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “IDB AERONAUTICAL COMMUNICATION, INC. “ CHANGING ITS NAME FROM “IDB AERONAUTICAL COMMUNICATIONS, INC.” TO “IDB MOBILE COMMUNICATIONS, INC.,” FILED IN THIS OFFICE ON THE FIRST DAY OF APRIL, A.D. 1993, AT 4:30 O’CLOCK P.M.

/s/ Edward J. Freel Edward J. Freel, Secretary of State
2221725 8100
AUTHENTICATION: 8230303
960360586
DATE: 12-10-96

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 0430 PM 04/01/1993
723091134 — 2221725
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
IDB AERONAUTICAL COMMUNICATION, INC.
          IDB Aeronautical Communications, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
           FIRST: That the date of filing of the Corporation’s original Certificate of Incorporation with the Delaware Secretary of State was February 9, 1990.
           SECOND: That the Board of Directors of the Corporation by unanimous written consent adopted resolutions proposing and declaring advisable the following amendment to the Corporation’s Certificate of Incorporation and that such amendment was approved by unanimous written consent of the stockholders of the Corporation:
     RESOLVED, that the text of Article First of the Certificate of Incorporation be amended in its entirety to read as follows:
     “FIRST: The name of the Corporation is IDB Mobile Communications, Inc.”
          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation law of the State of Delaware.
          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested by its Assistant Secretary this 31 day of March, 1993.

IDB AERONAUTICAL COMMUNICATIONS, INC. a Delaware corporation.

	By:	/s/ [ILLEGIBLE]

President

ATTEST:

/s/ [ILLEGIBLE]
Secretary

State of Delaware

Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “IDB AERONAUTICAL COMMUNICATIONS, INC.” FIELD IN THIS OFFICE ON THE NINTH DAY OF FEBRUARY, A.D. 1990, AT 11:30 O’CLOCK A.M.

/s/ Edward J. Freel Edward J. Freel, Secretary of State
2221725 8100	AUTHENTICATION: 8230304
960360586	DATE: 12-10-96

FILED
FEB 9 1990
[ILLEGIBLE]
CERTIFICATE OF INCORPORATION
OF
IDB AERONAUTICAL COMMUNICATIONS, INC.
     FIRST: The name of the Corporation is IDB Aeronautical Communications, Inc.
     SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New castle. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The nature of the business or purposes to be conducted or promoted is:
          (a) the provision of mobile satellite voice and data communication services; and
          (b) any and all lawful acts or activities for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 10,000 shares of Common Stock, with a par value of $.01 per share. The Common Stock shall consist of two Classes, 5,000 shares of Common Stock, shall be designated Class A Common Stock and 5,000 shares of the Common Stock shall be designated Class B Common Stock.
          (a) Dividends, Distributions. The Class A Common Stock and the Class B Common Stock shall be treated as a single class for the purpose of, and shall share equally in, all dividends declared on the Common Stock and all distributions made in respect of the Common Stock, except that if any distribution or dividend is to be made in the form of Common Stock or another security of the Corporation convertible into Common Stock, a holder of the Common Stock shall receive only shares of securities convertible into the same Class of the Common Stock held by such stockholder.
          (b) Voting. Each issued and outstanding share of class A common stock and of class B common Stock shall entitle the holder thereof to one vote. Except as specified in this Certificate, the Class A common stock and the class B Common Stock shall vote as a single class of stock on any matter requiring a vote of the stockholders of the Corporation. The holders of each Class of Common Stock, voting as separate classes, shall each be entitled to elect such number of directors (rounded to the nearest whole number and rounding any half to the next higher number) to the Board of Directors as is obtained by multiplying the percentage (carried to the second decimal point) of the outstanding Common Stock represented by the shares outstanding of such Class of Common Stock by six. If application of the foregoing formula results in the election of more than six directors, then the number of directors to be elected by the holders of the class of Common Stock which has the least number of shares outstanding shall be reduced by one. Any vacancy on the Board of Directors caused by the death, resignation or removal of a director prior to the expiration of his term shall be filled by the holders of the class of common stock that elected such directors.
          (c) Amendments. The approval of the holders of a majority of the outstanding shares of a Class, voting as a separate class, shall be required for any amendment of this Certificate which would adversely affect the rights of such Class. Notwithstanding the foregoing, a vote of ninety percent (90%) of the issued and outstanding shares of the Common Stock, voting as a single class, shall be sufficient to convert all of the shares of common Stock into a single class of Common stock or to increase the authorized capital stock.
     FIFTH: The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
Timothy F. Sylvester	300 South Grand Avenue
29th Floor
Los Angeles, CA 90071
     SIXTH: The Corporation is to have perpetual existence.
     SEVENTH: The Board of Directors of the Corporation shall consist of six members. If the votes of all directors of the Corporation are divided equally on those certain matters which are specified in the Bylaws of the Corporation, then an existing director of the Corporation, designated by the directors elected to the Board of Directors by the holders of the Class B Common Stock, shall have the right to cast an additional vote on such matter. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the corporation, except that Article II, section 2 and Article III, Sections 1, 2, 5, 6, 7, 8, 10 and 11 of such Bylaws may be altered or repealed only with the approval of the holders of a majority of outstanding shares of each Class, voting as a separate class.

     EIGHTH: Meetings of Stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
     NINTH: No director shall have personal liability for monetary damages for breach of fiduciary duty as a director to the Corporation or its stockholders, provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.
     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     The undersigned, for the purpose of forming a corporation pursuant to the General corporation Law of the state of Delaware, makes this Certificate, hereby declares and certifies that this is my free act and deed and the facts herein Stated are true, and accordingly have hereunto set my band this 8th day of February, 1990.

/s/ [ILLEGIBLE] Incorporator